Exhibit 10.79

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

SEPARATION AGREEMENT

AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made and entered into by and between Tim Oliver (“Mr. Oliver”) on one hand, and MEMC Electronic Materials, Inc. on the other. In consideration of the following promises, the parties agree as follows:

1. Termination of Employment/Active Employment Period/Transition Period/Severance Period

(a) Mr. Oliver acknowledges that he and MEMC made a decision on December 15, 2010 to separate. Pursuant to this Agreement, Mr. Oliver and MEMC have determined that Mr. Oliver will: (a) remain on the MEMC payroll and will continue to work for MEMC between December 15, 2010 and January 31, 2011, the “Active Employment Period,” and (b) remain on the MEMC payroll for a transition period between February 1, 2011 and March 31, 2011, the “Transition Period,” during which Mr. Oliver agrees that he will, without further compensation other than as set forth in this Agreement, be available to assist MEMC as reasonably requested by MEMC at mutually agreeable time(s) and places(s) regarding activities pertaining to his prior responsibilities with MEMC and do such other things as are reasonably requested by MEMC to provide for an orderly transition of his employment responsibilities. Such Transition Period services shall be provided by Mr. Oliver in his capacity as an employee of MEMC (or former employee of MEMC) and shall be at such times and of such scope as are reasonably requested by MEMC. These Transition Period services will not exceed fifteen hours (15) hours per week. The obligations of Mr. Oliver to provide assistance under this Paragraph 1(a) shall terminate in the event of Mr. Oliver’s death or incapacity. If Mr. Oliver chooses not to sign this Agreement, then he will not receive the benefits of this Agreement and his employment will terminate immediately (the “Termination Date”); otherwise, if Mr. Oliver chooses to sign and abide by this Agreement, the “Termination Date” is the last date of the Transition Period (March 31, 2011). Except as provided herein, Mr. Oliver will receive no other wages, payments, or benefits of any kind after the Termination Date.

(b) Assuming Mr. Oliver works through and completes the Active Employment Period and Transition Period, MEMC is required, pursuant to this Agreement, to offer Mr. Oliver the opportunity to sign the Continuation Severance Agreement and General Release, attached as Exhibit A (“Continuation Agreement”), which would allow Mr. Oliver to continue on MEMC’s payroll for a severance period commencing April 1, 2011 and ending March 31, 2012 (the “Severance Period”). MEMC may only terminate Mr. Oliver’s employment during the Active Employment Period or the Transition Period for any illegal or other gross insubordinate acts.

2. Acknowledgements.

(a) Mr. Oliver affirms that he has reported all hours worked as of the date he signs this Agreement (the “Date of Agreement”) and has received all compensation, wages, bonuses,

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

commissions and benefits to which he is entitled, except that any unused paid time off (PTO) Mr. Oliver has remaining as of the end of the Transition Period, and which has not been paid as of the Transition Period, shall be paid in a lump sum at the next normal salaried payroll cycle date after the Transition Period ends, subject to all withholdings and deductions currently applicable to compensation received by an employee of MEMC.

(b) Before the Termination Date, Mr. Oliver may have been a participant in incentive or bonus plan(s) of MEMC, including but not limited to any 2010 Annual Incentive Plan(s). Both parties agree and acknowledge that Mr. Oliver may be entitled to an Annual Inventive Plan (“AIP”) bonus for 2010, based on the determination of the Compensation Committee and MEMC Board of Directors as to whether the performance targets previously established for Mr. Oliver have been met. Such bonus for Mr. Oliver will be no less than 50% of the target payout and will be paid out at the same time AIP bonuses are paid out for all existing MEMC executive employees receiving a 2010 AIP bonus, but in any event on or before July 1, 2011. Mr. Oliver understands and agrees he is not eligible for any 2011 Annual Incentive Plan(s), or any other bonus or incentive plan(s).

(c) Both parties agree and acknowledge that Mr. Oliver is not entitled to any payments, earned or unearned, accrued or unaccrued, under any employment agreement or other agreement with MEMC to which Mr. Oliver is a party, including his employment agreement with MEMC dated November 2, 2009 (the “Employment Agreement”), which is attached, or his offer letter with MEMC, dated October 5, 2009 (the “Offer Letter”).

(d) Both parties agree and acknowledge that pursuant to certain equity incentive plans or other stock option or restricted stock unit (“RSU”) agreements of MEMC, MEMC has granted Mr. Oliver options to purchase shares of common stock and RSUs of MEMC. Any stock options or RSUs granted to Mr. Oliver that are not vested as of the Termination Date shall be forfeited. Any stock options or RSUs granted to Mr. Oliver that are vested as of the Termination Date shall remain exercisable for 90 days after the Termination Date in accordance with the terms of such options or RSUs. Such stock options and RSUs shall also be subject to all other terms of the applicable stock option and RSU agreements. Mr. Oliver understands and agrees that he has no right or entitlement to any other shares, options or units pursuant to any other agreement with the Company.

(e) Mr. Oliver affirms that he has been granted any leaves to which he was entitled under the Family and Medical Leave Act, or any other leave or disability accommodation laws.

(f) Mr. Oliver affirms that he has no known workplace injuries or occupational diseases.

(g) Mr. Oliver affirms that he has not divulged any MEMC proprietary or confidential information, and will continue to maintain the confidentiality of such information pursuant to his Employment Agreement.

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

(h) Mr. Oliver further affirms that he has not been or is not being retaliated against for reporting any allegations of wrongdoing by MEMC or its officers, including any allegations of corporate fraud.

(i) MEMC affirms that Mr. Oliver is not responsible for repayment of any relocation allowances or temporary housing allowance paid by MEMC or the sign-on bonus in connection with his October 5, 2009 offer letter (“Offer Letter”) or employment with MEMC.

3. Severance Consideration. In connection with Mr. Oliver’s termination, MEMC and Mr. Oliver have agreed to settle all matters relating to Mr. Oliver’s employment relationship with MEMC and the termination of such relationship. In exchange for Mr. Oliver’s promises and obligations herein, the parties agree as follows:

(a) Pay. Mr. Oliver will continue on MEMC’s normal salaried payroll during the Active Employment Period and Transition Period, whether Mr. Oliver accepts other employment during the Active Employment Period or Transition Period or not, receiving his regular compensation, at the rate that was in effect on the Date of this Agreement, during that time, which will all be subject to all withholding and deductions currently applicable to compensation received by an employee of MEMC, but without any 401(k) contributions being deducted. In the event of Mr. Oliver’s death or incapacity during the Active Employment Period or Transition Period, the remainder of Mr. Oliver’s compensation for the Active Employment Period and Transition Period will be paid out in a lump sum to the person(s), trust(s) or estate designated by Mr. Oliver in writing to receive any such benefits in the event of his death or incapacity; and, subject to the appropriate personal representative of Mr. Oliver or of his trust or estate, or the person designated by Mr. Oliver to receive such benefits, executing a suitable release, MEMC shall pay to Mr. Oliver’s personal representative, the representative of his trust or estate, or the person designated by him to receive such benefits, a lump sum amount equal to the compensation Mr. Oliver would be entitled to receive during the Severance Period if he entered into the Continuation Agreement.

(b) Benefits. Except as otherwise set forth herein, Mr. Oliver shall have continued eligibility for all benefit programs (as those plans may exist from time to time) at the benefit level that was in effect for Mr. Oliver as of the effective date of this Agreement, through the end of March 2011, provided that Mr. Oliver contributes the same amount for such benefit coverage as similarly situated employees and provided further that MEMC continues to provide such coverage for active non-union employees, but Mr. Oliver will not continue to receive or accrue any additional PTO, such as vacation days and holidays, or 401(k) contributions by the Company after the Active Employment Period ends. In the event Mr. Oliver accepts new employment during the Active Employment Period or Transition Period, Mr. Oliver shall notify MEMC immediately (and in any event before beginning his new employment), and such benefits provided

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

under this section shall cease, although Mr. Oliver may be eligible for COBRA coverage in accordance with law and MEMC benefit plan rules. In the event of Mr. Oliver’s death during the Active Employment Period or Transition Period, his dependents shall be offered COBRA coverage in accordance with law and applicable MEMC policy.

The payments and benefits provided herein are made in lieu of any and all payments or benefits that might otherwise be available to Mr. Oliver arising out of his employment with MEMC, excluding Mr. Oliver’s non-forfeitable rights to his accrued benefits (within the meaning of Sections 203 and 204 of ERISA), if any, under the MEMC Pension Plan and the MEMC Retirement Savings Plan, as such plans may be hereafter amended, and Mr. Oliver’s right, if any, to continued COBRA coverage. Mr. Oliver acknowledges and agrees that the payments and benefits provided herein are in full settlement of his employment relationship, Employment Agreement, Offer Letter, and termination from employment with MEMC.

4. Mr. Oliver’s Agreement Not to File Suit. In consideration of the payments and benefits set out in Paragraph 3 above, Mr. Oliver agrees for himself and on behalf of, as applicable, his heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing (collectively “Releasors”), that he will not file or otherwise submit any, claim, complaint or action to any court, or any other forum, (nor will he permit any person, group of persons, or organization to take such action on his behalf except as otherwise provided by law) against MEMC, nor file or otherwise submit any such claim, complaint or action against any subsidiary, affiliate or parent company of MEMC, or against any officer, agent, employee, successor or assign of MEMC (or of any such subsidiary, affiliate or parent company of MEMC) (collectively “Releasees”), arising out of any action or non-action on the part of MEMC or on the part of any such above-referenced entity or any officer, agent or employee of MEMC or of any such entity for any act or event that occurred on or prior to the Date of Agreement. Said claims, complaints and actions include, but are not limited to (a) any breach of an actual or implied contract of employment between Mr. Oliver and MEMC, (b) any claim of unjust, wrongful, or tortious discharge (including any claim of fraud, negligence, whistle blowing, or intentional infliction of emotional distress), (c) any claim of defamation or other common-law action, (d) any claim of violations arising under the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e, et seq., 42 U.S.C. § 1981, the Age Discrimination in Employment Act, 29 U.S.C. §§ 621, et seq., the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. §§ 701, et seq., the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. §§ 1001, et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. §§ 2101, et seq., the Older Worker Benefit Protection Act (“OWBPA”) 29 U.S.C. §§ 621, et seq., and (e) all other claims arising under any other law, regulation or ordinance in the USA. Notwithstanding the foregoing, nothing in this Agreement prevents Mr. Oliver from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or participating in any investigation or proceeding conducted by the EEOC; however, Mr. Oliver understands and agrees that he is waiving any right to receive any

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

monetary relief or other personal relief as a result of such EEOC proceeding or any subsequent legal action brought by him, the EEOC, or any other party.

5. Mr. Oliver’s Release of Claim. In consideration of the payments and benefits set out in Paragraph 3 above, Mr. Oliver agrees for himself and all Releasors, to release and forever discharge MEMC and all Releasees from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen, unforeseen, known or unknown, including claims, complaints and actions described in Paragraph 4, which have arisen or could arise between Mr. Oliver and/or Releasors, on the one hand, and MEMC and/or Releasees, on the other hand, from matters which occurred on or prior to the Date of Agreement, which matters include, but are not limited to, Mr. Oliver’s employment with MEMC and his termination of employment from MEMC. Mr. Oliver agrees that he has not assigned to any third party any matter, claim, demand, damage, debt, cause of action, liability, controversy, judgment, and suit released or waived hereunder. Furthermore, Mr. Oliver will not accept any proceeds from any suit, claim or action, which any third party may bring on his behalf.

6. Obligations under Employment Agreement. Mr. Oliver agrees that he has continuing obligations to MEMC pursuant to the Employment Agreement, a copy of which is attached as Exhibit B, and this Agreement. Any violation of those obligations by Mr. Oliver constitutes a material breach of this Agreement and subjects Mr. Oliver to forfeiture of all benefits and payments pursuant to this Agreement. MEMC expressly reserves the right to pursue all other legal and equitable remedies available to MEMC by virtue of any breach of the Employment Agreement or any promise made in this Agreement, including Paragraph 10 below.

7. Mutual Non-Disparagement

Mr. Oliver represents that he will not, in any way, disparage MEMC or any subsidiary, affiliate or parent of MEMC, or any officer, agent, employee, customer, successor assign of any of them, or make or solicit any comments, statements or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned persons or entities. MEMC represents that MEMC, its officers and directors will not, in any way, disparage Mr. Oliver or make or solicit any comments, statements or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of Mr. Oliver.

8. No Admission of Wrongdoing. The parties agree that nothing in this Agreement is an admission of any wrongdoing by either party.

9. Return of MEMC Property. Mr. Oliver agrees to return to MEMC all property in his possession that belongs to MEMC.

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

10. CONFIDENTIALITY OF AGREEMENT. MR. OLIVER AGREES TO KEEP THE TERMS OF THIS AGREEMENT CONFIDENTIAL EXCEPT AS HE MIGHT BE LAWFULLY COMPELLED TO GIVE TESTIMONY BY A COURT OF COMPETENT JURISDICTION OR AS HE MAY BE REQUIRED BY LAW, REGULATION, GOVERNMENTAL AUTHORITY OR SIMILAR BODY TO DISCLOSE. THIS MEANS THAT EXCEPT AS STATED ABOVE, HE WILL NOT, AT ANY TIME, TALK ABOUT, WRITE ABOUT OR OTHERWISE PUBLICIZE THIS AGREEMENT, OR ITS NEGOTIATION, EXECUTION OR IMPLEMENTATION, EXCEPT (A) WITH AN ATTORNEY WHO MAY BE ADVISING HIM IN CONNECTION WITH THIS AGREEMENT; (B) WITH A FINANCIAL CONSULTANT OR EXECUTIVE OUTPLACEMENT COUNSELOR; (C) WITH HIS SPOUSE; (D) WITH ANY TAXING AUTHORITIES; (E) AS NECESSARY TO ENFORCE THIS AGREEMENT; OR (F) WITH RESPECT TO THE FACTUAL INFORMATION CONTAINED IN PARAGRAPH 1 AND 2 HEREOF AND THE CONTINUING OBLIGATIONS OF MR. OLIVER UNDER THE EMPLOYMENT AGREEMENT, PROVIDED THAT SAID PERSONS TO WHOM DISCLOSURE IS PERMITTED PURSUANT TO (A), (B) AND (C) OF THIS PARAGRAPH 10 PROMISE TO KEEP THE INFORMATION THAT MAY BE REVEALED TO THEM CONFIDENTIAL AND NOT TO DISCLOSE IT TO OTHERS. FOR AVOIDANCE OF DOUBT, MR. OLIVER MAY DISCLOSE TO ANY ACTUAL OR POTENTIAL NEW EMPLOYER THE CONTENTS OF THE EMPLOYMENT AGREEMENT AND OF THOSE PORTIONS OF THIS AGREEEMENT, AND OF THE CONTINUATION AGREEMENT IF HE ENTERS INTO IT, AS HE REASONABLY DEEMS NECESSARY TO INFORM SUCH ACTUAL OR POTENTIAL NEW EMPLOYER OF OBLIGATIONS HE CONTINUES TO OWE TO MEMC PURSUANT TO THE EMPLOYMENT AGREEMENT, THIS AGREEMENT, OR THE CONTINUATION AGREEMENT IF HE ENTERS INTO IT.

11. Arbitration. Except for the enforcement of any rights to equitable relief, Mr. Oliver and MEMC agree that any dispute, controversy or claim (between Mr. Oliver and MEMC) arising out of, based upon or relating to this Agreement or its breach, whether denominated as torts or contract claims or as statutory or regulatory claims (including claims for discrimination or discharge based upon race, sex, age, religion, disability or other prohibited grounds), whether arising before, during or after termination of Mr. Oliver’s employment, and also including any dispute about whether any particular controversy is arbitrable under the terms of this Paragraph, shall be resolved by binding arbitration before one (1) arbitrator. Procedurally, but not substantively, the arbitration will be governed by the then current Rules for Resolution of Employment Disputes of the American Arbitration Association (i.e., only the procedural arbitration rules will be used in any such arbitration, but not the substantive arbitration rules). Any arbitration herein would be held in St. Louis County, Missouri. Judgment on an arbitration award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Subject to Paragraph 15 hereof, the Arbitrator shall have the authority to award costs of the Arbitration (including attorney’s fees) in a manner consistent with the controlling substantive law of the claim at issue. Subject to Paragraph 15 hereof, the Arbitrator

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

shall have the authority to award damages (or other relief) consistent with the substantive law of the claim being asserted.

12. KNOWING AND VOLUNTARY AGREEMENT. MR. OLIVER HEREBY REPRESENTS, DECLARES AND AGREES THAT HE VOLUNTARILY ACCEPTS THE PROVISIONS OF THIS AGREEMENT FOR THE PURPOSE OF MAKING A FULL AND FINAL COMPROMISE AND SETTLEMENT OF ALL MATTERS RELATING TO MR. OLIVER’S EMPLOYMENT RELATIONSHIP WITH MEMC AND ITS TERMINATION. MR. OLIVER IS ADVISED TO CONSULT AN ATTORNEY. MR. OLIVER UNDERSTANDS THE EFFECT OF SIGNING THIS AGREEMENT.

13. Entire Agreement. This Agreement, when signed, including any Exhibits, contains the entire agreement between the parties and, except as specifically referenced herein, there are no other understandings or agreements, written or oral, between them on the subject except as expressly stated herein. This Agreement, except as specifically referenced herein, fully supersedes and amends any and all prior agreements or understandings, if any, between Mr. Oliver and MEMC on any matter that is addressed in this Agreement. This Agreement expressly does not supersede or affect the rights and obligations of the parties pursuant to that certain Indemnification Agreement dated as of November 2, 2009 between Mr. Oliver and MEMC, a copy of which is attached as Exhibit C. This Agreement cannot be amended or modified except by a written document signed by both an executive officer of MEMC and Mr. Oliver. Separate copies of this document shall constitute original documents which may be signed separately, but which together will constitute one single agreement.

14. Governing Law, Invalidity of Provisions. This Agreement shall be construed and governed by the substantive laws of the State of Missouri (except its laws and decisions regarding conflicts of law, which shall be disregarded in their entirety). If any part or provision of this Agreement is determined to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void, but rather shall be limited only to the extent required by applicable law and enforced as so limited.

15. Consequences of Violation of this Agreement. If it is finally determined by a court or arbitrator that a party has violated any of its promises contained in this Agreement, then such party shall reimburse the other party for all reasonable costs incurred by the other party, including reasonable attorneys’ fees, in enforcing or defending its rights under this Agreement. If a court or arbitrator does not specifically find that a party has violated any of its promises contained in this Agreement, then such court or arbitrator may not award such costs or fees against such party.

16. Severance Offer Expiration. Mr. Oliver acknowledges that he received this Agreement on December 17, 2010. Mr. Oliver acknowledges that he has been given the

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

opportunity to take more than thirty (30) days within which to consider this Agreement before making a decision to sign this Agreement. If Mr. Oliver does not sign this Agreement and return to Scott Weisberg of MEMC the original Agreement signed by him, pursuant to the terms set forth herein, on or before 5:00 p.m. Central Standard Time on January 26, 2011, the severance offer represented by this Agreement shall be deemed withdrawn and this Agreement shall be null and void, and of no further effect.

17. Consideration Period, Revocation Period, and Effective Date. This Agreement shall not be effective until seven (7) calendar days after the date Mr. Oliver signs and delivers this Agreement to MEMC. During this seven-day period (the “Revocation Period”), Mr. Oliver may revoke this Agreement by giving written notice to Scott Weisberg of MEMC at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, that Mr. Oliver has decided to revoke the Agreement (the “Revocation Notice”). If no such Revocation Notice is timely presented by Mr. Oliver, this Agreement shall be fully effective and binding upon the parties in accordance with its terms on the eighth (8th) calendar day after the date that Mr. Oliver signed and delivered this Agreement to MEMC (“Effective Date”).

18. Effect of Failure to Deliver Agreement or Revocation. If Mr. Oliver fails to deliver a properly signed original of this Agreement so that it is received by Scott Weisberg of MEMC by 5:00 p.m. Central Standard Time on January 26, 2011, or if Mr. Oliver revokes this Agreement the Revocation Period, then this Agreement is void and of no effect, and Mr. Oliver will not be entitled to the benefits of this Agreement, including those set forth in Paragraph 3.

19. Binding Agreement and Assignment. This Agreement shall be binding upon and inure to the benefit of Mr. Oliver and the Releasees, and to MEMC and the Releasors; further, this Agreement and the benefits provided hereunder are not assignable by Mr. Oliver without MEMC’s express written consent.

20. By signing this Agreement, Mr. Oliver acknowledges:

(a) HE HAS READ THIS AGREEMENT COMPLETELY.

(b) HE HAS HAD AN OPPORTUNITY TO CONSIDER THE TERMS OF THIS AGREEMENT.

(c) HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF HIS CHOOSING PRIOR TO EXECUTING THIS AGREEMENT.

(d) HE KNOWS THAT HE IS GIVING UP IMPORTANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT.

(e) HE UNDERSTANDS AND MEANS EVERYTHING THAT HE HAS SAID IN THIS AGREEMENT, AND HE AGREES TO ALL ITS TERMS.

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

(f) HE IS NOT RELYING ON MEMC OR ANY REPRESENTATIVE OF MEMC TO EXPLAIN THIS AGREEMENT OR HIS RIGHTS TO HIM.

(g) HE HAS HAD AN OPPORTUNITY TO CONSULT AN ATTORNEY AND OTHER ADVISORS TO EXPLAIN THIS AGREEMENT AND ITS CONSEQUENCES TO HIM BEFORE HE SIGNED IT, AND HE HAS AVAILED HIMSELF OF THIS OPPORTUNITY TO WHATEVER EXTENT HE DESIRED.

(h) HE HAS SIGNED THIS AGREEMENT VOLUNTARILY AND ENTIRELY OF HIS OWN FREE WILL WITHOUT ANY PRESSURE FROM MEMC OR ANY REPRESENTATIVE OF MEMC.

IN WITNESS WHEREOF, the undersigned parties have signed this Agreement.

MEMC ELECTRONIC MATERIALS, INC.

	By:	/s/ Scott Weisberg
Scott Weisberg Senior Vice President Human Resources

TIM OLIVER

Date: 1/19/2011	/s/ Timothy C. Oliver
(Mr. Oliver’s Signature)

DESIGNATION

Pursuant to Section 3(a), I, Tim Oliver designate Kimberly B. Oliver as the person(s), trust(s) or estate entitled to receive a lump sum pursuant to Section 3(a) of the Agreement in the event of my death or complete incapacity.

TIM OLIVER

Date: 1/19/2011	/s/ Timothy C. Oliver
(Mr. Oliver’s Signature)

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

Exhibit A

Continuation Severance Agreement

And General Release

This Continuation Separation Agreement and General Release (“Continuation Agreement”) is made and entered into by and between Tim Oliver (“Mr. Oliver”) on one hand, and MEMC Electronic Materials, Inc. on the other and continues the general releases contained in the Separation Agreement and General Release, to which this Continuation Agreement is attached as Exhibit A, through the date of Mr. Oliver’s signature below. In consideration of the following promises, the parties agree as follows:

1. Severance Period

Having completed the Active Employment Period and Transition Period (as each are defined in the Severance Agreement and General Release), as provided by this Continuation Agreement, Mr. Oliver will remain on MEMC’s payroll for a severance period from April 1, 2011 to March 31, 2012 (the “Severance Period”). During the Severance Period, Mr. Oliver agrees that he will, without further compensation other than as set forth in this Continuation Agreement, be available to assist MEMC as reasonably requested by MEMC at mutually agreeable time(s) and places(s) regarding activities pertaining to his prior responsibilities with MEMC and do such other things as are reasonably requested by MEMC to provide for an orderly transition of his employment responsibilities. Such services shall be provided by Mr. Oliver in his capacity as an employee of MEMC (or former employee of MEMC) and shall be at such times and of such scope as are reasonably requested by MEMC. These services will not exceed five hours (5) hours per week. The obligations of Mr. Oliver to provide assistance under this Paragraph 1shall terminate in the event of Mr. Oliver’s death or incapacity.

2. Acknowledgements.

Mr. Oliver affirms that all of the Acknowledgements he affirmed in the Separation Agreement and General Release are still true and valid as of the date he signs this Continuation Agreement (the “Date of Continuation Agreement”).

3. Severance Consideration. Having completed the Active Employment Period and Transition Period, MEMC and Mr. Oliver have agreed to settle all matters relating to Mr. Oliver’s employment relationship with MEMC during the Active Employment Period and Transition Period, and any other outstanding matters related to his termination that were not already settled as a result of the Separation Agreement and General Release. In exchange for Mr. Oliver’s promises and obligations herein, the parties agree as follows:

(a) Severance Period/Pay. Mr. Oliver will continue on MEMC’s normal salaried payroll during the Severance Period, whether Mr. Oliver accepts other employment during the Severance Period or not, receiving his regular compensation, at

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

the rate that was in effect on the Date of the Separation Agreement and General Release, during that time, which will all be subject to all withholding and deductions currently applicable to compensation received by an employee of MEMC, but without any 401(k) contributions being deducted. In the event of Mr. Oliver’s death or incapacity during the Severance Period, the remainder of Mr. Oliver’s compensation for the Severance Period will be paid out in a lump sum to the person(s), trust(s) or estate designated by Mr. Oliver in writing to receive any such benefits in the event of his death or incapacity.

(b) Benefits. Except as otherwise set forth herein, Mr. Oliver shall have continued eligibility for all benefit programs (as those plans may exist from time to time), at the benefit level that was in effect for Mr. Oliver as of the Termination Date, through the end of March 2012, provided that Mr. Oliver contributes the same amount for such benefit coverage as similarly situated employees and provided further that MEMC continues to provide such coverage for active non-union employees, but Mr. Oliver will not continue to receive or accrue any additional PTO, such as vacation days and holidays, or 401(k) contributions by the Company during the term of this Continuation Agreement or after. In the event Mr. Oliver accepts new employment during the Severance Period, Mr. Oliver shall notify MEMC immediately (and in any event before beginning his new employment), and such benefits provided under this section shall cease, although Mr. Oliver may be eligible for COBRA coverage in accordance with law and MEMC benefit plan rules. In the event of Mr. Oliver’s death during the Severance Period, his dependents shall be offered COBRA coverage in accordance with law and applicable MEMC policy.

(c) Relocation Assistance. MEMC will provide relocation assistance in the event Mr. Oliver initiates a move away from St. Louis before September 1, 2011 and such relocation is not reimbursed or covered by a corporate relocation package offered by a company or other entity hiring Mr. Oliver. Such relocation assistance shall consist of (a) reimbursement for reasonable costs of movement of household goods, not to exceed $35,000 and (b) coverage of reasonable closing costs and transactional fees related to the sale of Mr. Oliver’s St. Louis home, not to exceed $120,000. As a prerequisite to receiving the above-described relocation assistance, Mr. Oliver must submit detailed receipts to MEMC indicating the service, price of service, and date of service (indicating the move was initiated before September 1, 2011), as well as proof that another corporate relocation package is not covering the move.

The payments and benefits provided herein are made in lieu of any and all payments or benefits that might otherwise be available to Mr. Oliver arising out of his employment with MEMC, excluding Mr. Oliver’s non-forfeitable rights to his accrued benefits (within the meaning of Sections 203 and 204 of ERISA), if any, under the MEMC Pension Plan and the MEMC Retirement Savings Plan, as such plans may be hereafter amended, and Mr. Oliver’s right, if any, to continued COBRA coverage. Mr. Oliver acknowledges and agrees that the payments and benefits provided herein are in full settlement of his employment relationship,

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

Employment Agreement or Offer Letter (as both are defined in the Separation Agreement and General Release) and termination from employment with MEMC.

4. Mr. Oliver’s Agreement Not to File Suit. In consideration of the payments and benefits set out in Paragraph 3 above, Mr. Oliver agrees for himself and on behalf of, as applicable, his heirs, beneficiaries, executors, administrators, successors, assigns, and anyone claiming through or under any of the foregoing (collectively “Releasors”), that he will not file or otherwise submit any, claim, complaint or action to any court, or any other forum, (nor will he permit any person, group of persons, or organization to take such action on his behalf except as otherwise provided by law) against MEMC, nor file or otherwise submit any such claim, complaint or action against any subsidiary, affiliate or parent company of MEMC, or against any officer, agent, employee, successor or assign of MEMC (or of any such subsidiary, affiliate or parent company of MEMC) (collectively “Releasees”), arising out of any action or non-action on the part of MEMC or on the part of any such above-referenced entity or any officer, agent or employee of MEMC or of any such entity for any act or event that occurred between the date Mr. Oliver signed the Separation Agreement and General Release and the Date of Continuation Agreement. Said claims, complaints and actions include, but are not limited to (a) any breach of an actual or implied contract of employment between Mr. Oliver and MEMC, (b) any claim of unjust, wrongful, or tortious discharge (including any claim of fraud, negligence, whistle blowing, or intentional infliction of emotional distress), (c) any claim of defamation or other common-law action, (d) any claim of violations arising under the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e, et seq., 42 U.S.C. § 1981, the Age Discrimination in Employment Act, 29 U.S.C. §§ 621, et seq., the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. §§ 701, et seq., the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. §§ 1001, et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. §§ 2101, et seq., the Older Worker Benefit Protection Act (“OWBPA”) 29 U.S.C. §§ 621, et seq., and (e) all other claims arising under any other law, regulation or ordinance in the USA. Notwithstanding the foregoing, nothing in this Continuation Agreement prevents Mr. Oliver from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or participating in any investigation or proceeding conducted by the EEOC; however, Mr. Oliver understands and agrees that he is waiving any right to receive any monetary relief or other personal relief as a result of such EEOC proceeding or any subsequent legal action brought by him, the EEOC, or any other party.

5. Mr. Oliver’s Release of Claim. In consideration of the payments and benefits set out in Paragraph 3 above, Mr. Oliver agrees for himself and all Releasors, to release and forever discharge MEMC and all Releasees from any and all matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen, unforeseen, known or unknown, including claims, complaints and actions described in Paragraph 4, which have arisen or could arise between Mr. Oliver and/or Releasors, on the one hand, and MEMC and/or Releasees, on the other hand, from matters which occurred between the date Mr. Oliver signed the Separation Agreement and General Release and the Date

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

of Continuation Agreement, which matters include, but are not limited to, Mr. Oliver’s employment with MEMC and his termination of employment from MEMC. Mr. Oliver agrees that he has not assigned to any third party `any matter, claim, demand, damage, debt, cause of action, liability, controversy, judgment, and suit released or waived hereunder. Furthermore, Mr. Oliver will not accept any proceeds from any suit, claim or action, which any third party may bring on his behalf.

6. Obligations under Employment Agreement. Mr. Oliver agrees that he has continuing obligations to MEMC pursuant to the Employment Agreement, a copy of which is attached as Exhibit B, the Separation Agreement and General Release, and this Continuation Agreement. Any violation of those obligations by Mr. Oliver constitutes a material breach of this Continuation Agreement and subjects Mr. Oliver to forfeiture of all benefits and payments pursuant to this Continuation Agreement. MEMC expressly reserves the right to pursue all other legal and equitable remedies available to MEMC by virtue of any breach of the Employment Agreement or any promise made in the Separation Agreement and General Release, or in this Continuation Agreement.

7. Reaffirmation of Mutual Non-Disparagement, No Admission of Wrongdoing, Return of MEMC Property, and Confidentiality of Agreement

Mr. Oliver reaffirms his agreement to and understanding of Paragraphs 7, 8, 9, 10 of the Separation Agreement and General Release, and agrees that these Paragraphs are specifically incorporated into this Continuation Agreement.

8. Arbitration. Except for the enforcement of any rights to equitable relief, Mr. Oliver and MEMC agree that any dispute, controversy or claim (between Mr. Oliver and MEMC) arising out of, based upon or relating to this Continuation Agreement or its breach, whether denominated as torts or contract claims or as statutory or regulatory claims (including claims for discrimination or discharge based upon race, sex, age, religion, disability or other prohibited grounds), whether arising before, during or after termination of Mr. Oliver’s employment, and also including any dispute about whether any particular controversy is arbitrable under the terms of this Paragraph, shall be resolved by binding arbitration before one (1) arbitrator. Procedurally, but not substantively, the arbitration will be governed by the then current Rules for Resolution of Employment Disputes of the American Arbitration Association (i.e., only the procedural arbitration rules will be used in any such arbitration, but not the substantive arbitration rules). Any arbitration herein would be held in St. Louis County, Missouri. Judgment on an arbitration award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Subject to Paragraph 12, the Arbitrator shall have the authority to award costs of the Arbitration (including attorney’s fees) in a manner consistent with the controlling substantive law of the claim at issue. Subject to Paragraph 12, the Arbitrator shall have the authority to award damages (or other relief) consistent with the substantive law of the claim being asserted.

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

9. KNOWING AND VOLUNTARY AGREEMENT. MR. OLIVER HEREBY REPRESENTS, DECLARES AND AGREES THAT HE VOLUNTARILY ACCEPTS THE PROVISIONS OF THIS CONTINUATION AGREEMENT FOR THE PURPOSE OF MAKING A FULL AND FINAL COMPROMISE AND SETTLEMENT OF ALL MATTERS RELATING TO MR. OLIVER’S EMPLOYMENT RELATIONSHIP WITH MEMC AND ITS TERMINATION. MR. OLIVER IS ADVISED TO CONSULT AN ATTORNEY. MR. OLIVER UNDERSTANDS THE EFFECT OF SIGNING THIS CONTINUATION AGREEMENT.

10. Entire Agreement. This Continuation Agreement, when signed, including any Exhibits, and along with the Separation Agreement and General Release, contains the entire agreement between the parties and, except as specifically referenced herein, there are no other understandings or agreements, written or oral, between them on the subject except as expressly stated herein. This Continuation Agreement, except as specifically referenced herein, fully supersedes and amends any and all prior agreements or understandings, if any, between Mr. Oliver and MEMC on any matter that is addressed in this Continuation Agreement. This Continuation Agreement expressly does not supersede or affect the rights and obligations of the parties pursuant to that certain Indemnification Agreement dated as of November 2, 2009 between Mr. Oliver and MEMC, a copy of which is attached as Exhibit C. This Continuation Agreement cannot be amended or modified except by a written document signed by both an executive officer of MEMC and Mr. Oliver. Separate copies of this document shall constitute original documents which may be signed separately, but which together will constitute one single agreement.

11. Governing Law, Invalidity of Provisions. This Continuation Agreement shall be construed and governed by the substantive laws of the State of Missouri (except its laws and decisions regarding conflicts of law, which shall be disregarded in their entirety). If any part or provision of this Continuation Agreement is determined to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Continuation Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void, but rather shall be limited only to the extent required by applicable law and enforced as so limited.

12. Consequences of Violation of this Continuation Agreement. If it is finally determined by a court or arbitrator that a party has violated any of its promises contained in this Continuation Agreement, then such party shall reimburse the other party for all reasonable costs incurred by the other party, including reasonable attorneys’ fees, in enforcing or defending its rights under this Continuation Agreement. If a court or arbitrator does not specifically find that a party has violated any of its promises contained in this Continuation Agreement, then such court or arbitrator may not award such costs or fees against such party.

13. Severance Offer Expiration. Mr. Oliver acknowledges that he received this Continuation Agreement on December 17, 2010. Mr. Oliver acknowledges that he has been

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

given the opportunity to take at least thirty (30) days within which to consider this Agreement before making a decision to sign this Continuation Agreement. Mr. Oliver will be offered the opportunity to sign this Continuation Agreement between March 31, 2011 and April 7, 2011, if he should work through the Active Employment Period and Transition Period which are both referenced in the Separation Agreement and General Release, to which this Continuation Agreement is attached as Exhibit A. If Mr. Oliver does not sign this Continuation Agreement and return to Scott Weisberg of MEMC the original Continuation Agreement signed by him, pursuant to the terms set forth herein, on or before 5:00 p.m. Central Standard Time on April 7, 2011, the severance offer represented by this Continuation Agreement shall be deemed withdrawn and this Continuation Agreement shall be null and void, and of no further effect.

14. Consideration Period, Revocation Period, and Effective Date. This Continuation Agreement shall not be effective until seven (7) calendar days after the date Mr. Oliver signs and delivers this Continuation Agreement to MEMC. During this seven-day period (the “Revocation Period”), Mr. Oliver may revoke this Continuation Agreement by giving written notice to Scott Weisberg of MEMC at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, that Mr. Oliver has decided to revoke the Continuation Agreement (the “Revocation Notice”). If no such Revocation Notice is timely presented by Mr. Oliver, this Continuation Agreement shall be fully effective and binding upon the parties in accordance with its terms on the eighth (8th) calendar day after the date that Mr. Oliver signed and delivered this Continuation Agreement to MEMC (“Effective Date”).

15. Effect of Failure to Deliver Agreement or Revocation. If Mr. Oliver fails to deliver a properly signed original of the Continuation Agreement so that it is received by Scott Weisberg of MEMC by 5:00 p.m. Central Standard Time on April 7, 2011, or if Mr. Oliver revokes this Continuation Agreement the Revocation Period, then this Continuation Agreement is void and of no effect, and Mr. Oliver will not be entitled to the benefits of this Continuation Agreement, including those set forth in Paragraph 3.

16. Binding Agreement and Assignment. This Continuation Agreement shall be binding upon and inure to the benefit of Mr. Oliver and the Releasees, and to MEMC and the Releasors; further, this Continuation Agreement and the benefits provided hereunder are not assignable by Mr. Oliver without MEMC’s express written consent.

17. By signing this Continuation Agreement, Mr. Oliver acknowledges:

(a) HE HAS READ THIS CONTINUATION AGREEMENT COMPLETELY.

(b) HE HAS HAD AN OPPORTUNITY TO CONSIDER THE TERMS OF THIS CONTINUATION AGREEMENT.

(c) HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF HIS CHOOSING PRIOR TO EXECUTING THIS CONTINUATION AGREEMENT.

Separation Agreement and General Release

Mr. Tim Oliver and MEMC

(d) HE KNOWS THAT HE IS GIVING UP IMPORTANT LEGAL RIGHTS BY SIGNING THIS CONTINUATION AGREEMENT.

(e) HE UNDERSTANDS AND MEANS EVERYTHING THAT HE HAS SAID IN THIS CONTINUATION AGREEMENT, AND HE AGREES TO ALL ITS TERMR.

(f) HE IS NOT RELYING ON MEMC OR ANY REPRESENTATIVE OF MEMC TO EXPLAIN THIS CONTINUATION AGREEMENT OR HIS RIGHTS TO HIM.

(g) HE HAS HAD AN OPPORTUNITY TO CONSULT AN ATTORNEY AND OTHER ADVISORS TO EXPLAIN THIS CONTINUATION AGREEMENT AND ITS CONSEQUENCES TO HIM BEFORE HE SIGNED IT, AND HE HAS AVAILED HIMSELF OF THIS OPPORTUNITY TO WHATEVER EXTENT HE DESIRED.

(h) HE HAS SIGNED THIS CONTINUATION AGREEMENT VOLUNTARILY AND ENTIRELY OF HIS OWN FREE WILL WITHOUT ANY PRESSURE FROM MEMC OR ANY REPRESENTATIVE OF MEMC.

IN WITNESS WHEREOF, the undersigned parties have signed this Continuation Agreement.

MEMC ELECTRONIC MATERIALS, INC.

	By:	/s/ Scott Weisberg
Scott Weisberg Senior Vice President Human Resources

TIM OLIVER

Date: 1/19/2011	/s/ Timothy C. Oliver
(Mr. Oliver’s Signature)

DESIGNATION

Pursuant to Section 3(a), I, Tim Oliver designate Kimberly B. Oliver as the person(s), trust(s) or estate entitled to receive a lump sum pursuant to Section 3(a) of the Continuation Agreement in the event of my death or complete incapacity.

TIM OLIVER

Date: 1/19/2011	/s/ Timothy C. Oliver
(Mr. Oliver’s Signature)